Exhibit 1

CERTIFICATE OF INCORPORATION

OF

WORLD VENTURES, LTD.

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, do hereby set forth as follows:

FIRST:  The name of the corporation is

WORLD VENTURES, LTD.

SECOND:  The address of the initial registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

FOURTH:  The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value

COMMON	300,000,000	$.0001

FIFTH:  The name and address of the incorporator are as follows:

NAME	ADDRESS

Ray A. Barr	9 East 40th Street New York, New York 10016

SIXTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1)           The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws.  Election of directors need not be by ballot unless the by-laws so provide.

(2)           The Board of Directors shall have power without the assent or vote of the stockholders:

(a)           To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b)           To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3)           The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4)           In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH:           No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver of receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this fifth day of May, 1987.

RAY A. BARR
Ray A. Barr, Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VENTURE WORLD, LTD.

Venture World Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.             That the Board of Directors of Venture Word Ltd. duly adopted resolutions setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and taking action of the of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended said Article shall be and read as follows:

FIRST: The name of the corporation is NetAmerica International Corporation

2.             That said amendments were duly adopted by shareholder vote in accordance with the provisions of Section 211 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Venture World Ltd.  Has caused this certificate to be signed by its Authorized Officer this 6 day of October 1998.

BY:	/s/ Gregory Martin
Gregory Martin
President & CEO

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NETAMERICA.COM CORPORATION

NetAmerica.com Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation changing the name of the Corporation to “RateXchange Corporation.” The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of NetAmerica.com Corporation be amended by changing Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

FIRST: The name of this Corporation is RateXchange Corporation.

SECOND: That the Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation restructuring the capitalization of the Corporation by authorizing 60,000,000 shares of preferred stock, having such rights and preferences as designated by the Board of Directors in its sole discretion upon issuance of said shares. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of NetAmerica.com Corporation be amended by deleting the Article thereof numbered “Fourth” in its entirety and, in lieu thereof, inserting a new Article to reflect the restructured capitalization of the Corporation which shall incorporate the following language:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 360,000,000, consisting of the following:

(A) COMMON STOCK. There shall be authorized Three Hundred Million (300,000,000) Shares of the Common Stock of the Corporation with a par value of $.0001. The holders of the Common Stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by stockholders of the Corporation; and

(B) PREFERRED STOCK. There shall be authorized Sixty Million Shares (60,000,000) of blank check preferred stock with a par value of $.0001 which may be created and issued from time to time, with such preferences, rights and qualifications as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

THIRD: That on April 20, 2000, the aforesaid amendments were duly adopted by shareholder vote in accordance with the applicable provisions of Section 242 and Section 211 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this 21st day of April 2000.

By:

/s/ Donald Sledge
Donald Sledge
Chief Executive Officer
NetAmerica.com Corporation

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:24 PM 07/21/2003
FILED 12:12 PM 07/21/2003
SRV 030475039 – 2125500 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RATEXCHANGE CORPORATION

RateXchange Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation changing the name of the Corporation to “MCF Corporation.” The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of RateXchange Corporation be amended by changing Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

FIRST: Effective 12:01 am July 22, 2003, the name of this Corporation is MCF Corporation.

SECOND: That on June 20, 2003, the aforesaid amendments were duly adopted by stockholder vote in accordance with the applicable provisions of Section 242 and Section 211 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this 21st day of July 2003.

By:

/s/ D. Jonathan Merriman
D. Jonathan Merriman
Chairman and Chief Executive Officer
RateXchange Corporation.